EXHIBIT 32.1

Certification of Chief Executive Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the annual report of China Du Kang Co. Ltd. (the Company) on Form 10-K for the year ended December 31, 2013, as filed with the Securities and Exchange Commission on the date hereof (the Report), I, Wang Yong Sheng, Chief Executive Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 29, 2014	By:	/s/ Wang Yong Sheng
Wang YongSheng
Chief Executive Officer
(Principal Executive Officer)